Exhibit 32.2

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

This certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-KSB of Aspen Racing Stables, Inc. for the year ended October 31, 2007, I, Trixy Sasyniuk-Walt, hereby certifies in my capacity as an officer of Aspen Racing, Inc. that to my knowledge:

     1. The Annual Report on Form 10-KSB of Rub Aspen Racing Stables, Inc. for the year ended October 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Annual Report on Form 10-KSB of Aspen Racing Stables, Inc. for the year ended October 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Aspen Racing Stables, Inc.

Date:    February 8, 2008                            /s/ Trixy Sasyniuk-Walt
                                                     ---------------------------
                                                     Trixy Sasyniuk-Walt
                                                     Vice President
                                                     (Principal Financial and
                                                     Accounting Officer)